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                             XPEDITE SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                          , 1997

    Roy B. Andersen, Jr. and Robert S. Vaters and each of them, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of Common Stock of Xpedite Systems, Inc. held of record by
the undersigned on            , 1997 at the Special Meeting of Stockholders to
be held on            , 1997, and at any adjournments, as if the undersigned
were present and voting at the meeting.

    The shares represented by this proxy will be voted as directed by the stockholder. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ON THIS PROXY.

    Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.
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    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

1. APPROVAL AND ADOPTION OF AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST 8, 1997 BETWEEN XPEDITE ACQUISITION CORP. AND XPEDITE SYSTEMS, INC.

   FOR  / /    AGAINST  / /    ABSTAIN  / /

2. APPROVAL AND ADOPTION OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

   FOR  / /    AGAINST  / /    ABSTAIN  / /

                                         NOTE: Signatures should agree with the
                                         names stencilled hereon. When signing
                                         as executor, administrator, trustee,
                                         guardian or attorney, please give the
                                         title as such. For joint accounts or
                                         co-fiduciaries, all joint owners or
                                         co-managers should sign.
                                         Dated: __________________________, 1997
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